PagerDuty Announces Third Quarter Fiscal Year 2020 Financial Results

Revenue increased 37% year-over-year to a record $42.8 million
Over 12,000 customers now using PagerDuty to power their digital transformations
Announced Dave Justice will join the company as CRO to drive future revenue growth

SAN FRANCISCO – (BUSINESS WIRE) – December 5, 2019 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the third quarter of fiscal year 2020 ended October 31, 2019.

“We are pleased to report third quarter results, demonstrating our leadership in the rapidly growing category we pioneered, Digital Operations Management," said Jennifer Tejada, Chief Executive Officer of PagerDuty. “With strong customer growth at 15% year over year and growth in accounts over $100k ARR at 49%, we are excited to bring PagerDuty to more customers than ever before. We are also seeing growth in our Digital Operations plan with it accounting for 45% of our net-new ARR.”

Third Quarter Fiscal 2020 Financial Highlights

•Revenue:  Total revenue was $42.8 million, up 37% year-over-year.

•	Gross Margin: GAAP gross margin was 84.5%. Non-GAAP gross margin was 85.2% compared to Non-GAAP gross margin of 85.5% in the third quarter of fiscal 2019.

•
Operating Loss:  GAAP operating loss was $16.7 million, or GAAP operating margin of negative 39.0% , compared to a $16.0 million loss, or GAAP operating margin of negative 51.1% , in the third quarter of fiscal 2019. Non-GAAP operating loss was $9.3 million, or non-GAAP operating margin of negative 21.9%, compared to a $5.8 million loss, or non-GAAP operating margin of negative 18.5%, in the third quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $15.3 million, compared to $15.4 million in the third quarter of fiscal 2019. GAAP net loss per share was $0.20, compared to $0.71 in the third quarter of fiscal 2019. Non-GAAP net loss was $7.9 million, compared to $5.2 million in the third quarter of fiscal 2019. Non-GAAP net loss per share was $0.10, compared to $0.24 in the third quarter of fiscal 2019.

•
Cash Flow: Net cash provided by operations was $3.4 million, or 8.0% of revenue, compared to net cash provided by operations of $2.8 million, or 9.0% of revenue, in the third quarter of fiscal 2019. Free cash flow was positive $2.3 million, or 5.3% of revenue, compared to positive $0.2 million, or 0.5% of revenue, in the third quarter of fiscal 2019.

•	Cash and Cash Equivalents and Investments were $346.1 million as of October 31, 2019.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•	Customer Growth: PagerDuty had over 12,000 customers as of October 31, 2019. New and expansion customers include Gap, Carnival Cruises and Sumo Logic.

•
Product Innovation: PagerDuty announced two new capabilities: Intelligent Triage and Intelligent Dashboards. Intelligent Triage is a new feature set within PagerDuty’s Event Intelligence product, which uses machine learning to group alerts together so teams don’t receive multiple alerts coming from related issues. Intelligent Dashboards is new to PagerDuty’s Analytics product and leverages machine learning to provide teams with recommendations for how to resolve issues, as well as benchmarks against performance metrics from other teams in their organization or vertical industry so they can continually improve.

•
Platform Expansion: We announced PagerDuty for Customer Service to empower front-line customer service agents to solve issues faster and deliver better experiences to their customers. This solution consists of new partnerships and two-way integrations with both Zendesk and Salesforce Service Cloud. It allows teams to proactively share information between the applications they work in, understand and resolve technical issues and work together as a united front supporting customers.

Financial Outlook

For the fourth quarter of fiscal 2020, PagerDuty currently expects:

•	Total revenue of $44.5 million - $45.5 million, representing a growth rate of 32% - 34% year-over-year

•	Non-GAAP net loss per share of $0.06 - $0.07, assuming approximately 77 million shares

For the full fiscal year 2020, PagerDuty currently expects:

•	Total revenue of $165 million - $166 million, representing a growth rate of 40% - 41% year-over-year

•	Non-GAAP net loss per share of $0.38 - $0.39, assuming approximately 65 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on December 5, 2019. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. Interested parties can access the call by dialing (833) 227-5837 or (647) 689-4067 for callers outside North America, and using the conference ID 2091657.

A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com. A telephonic replay of the conference call will be available through December 19, 2019 and may be accessed by dialing (800) 585-8367 or (416) 621-4642 for callers outside North America, and using the conference ID: 2091657.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense and non-cash charitable contribution expense. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding stock-based compensation expense and non-cash charitable contribution expense. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the fourth fiscal quarter and full fiscal 2020 and financial outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission (SEC) on September 6, 2019. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended October 31, 2019 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: total revenue, non-GAAP net loss per share and shares outstanding for the fourth quarter and full year of fiscal 2020, our ability to achieve and maintain future profitability, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our dependence on revenue from a single product, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers including GE, Vodafone, Box, and American Eagle Outfitters. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Stacey Finerman
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue	$42,750	$31,229	$120,425	$83,993
Cost of revenue(1)	6,634	4,599	18,226	12,396
Gross profit	36,116	26,630	102,199	71,597
Operating expenses:
Research and development(1)	12,619	14,578	35,160	30,101
Sales and marketing(1)	27,425	18,738	72,378	47,351
General and administrative(1)	12,765	9,264	38,464	30,052
Total operating expenses	52,809	42,580	146,002	107,504
Loss from operations	(16,693)	(15,950)	(43,803)	(35,907)
Interest income	1,427	318	4,283	596
Other income, net	245	372	346	1,087
Loss before provision for income taxes	(15,021)	(15,260)	(39,174)	(34,224)
Provision for income taxes	(244)	(115)	(725)	(310)
Net loss	$(15,265)	$(15,375)	$(39,899)	$(34,534)
Comprehensive loss
Unrealized loss on investments	(50)	—	(50)	—
Total comprehensive loss	$(15,315)	$(15,375)	$(39,949)	$(34,534)
Net loss per share, basic and diluted	$(0.20)	$(0.71)	$(0.65)	$(1.63)
Weighted-average shares used in calculating net loss per share, basic and diluted	75,992	21,598	61,628	21,226
(1) Includes stock-based compensation expense and non-cash charitable contribution expense as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenue	$303	$71	$773	$202
Research and development	1,462	6,567	3,760	7,680
Sales and marketing	2,295	1,198	6,084	2,964
General and administrative	3,287	2,340	8,775	11,233
Total	$7,347	$10,176	$19,392	$22,079

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of October 31,	As of January 31,
	2019	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$176,347	$127,875
Accounts receivable, net of allowance for doubtful accounts of $1,024 and $2,360 as of October 31, 2019 and January 31, 2019, respectively	29,205	33,538
Investments, current	169,744	—
Deferred contract costs, current	8,251	6,002
Prepaid expenses and other current assets	9,985	5,422
Total current assets	393,532	172,837
Property and equipment, net	10,031	5,772
Deferred contract costs, non-current	14,667	11,470
Other assets	1,767	7,155
Total assets	$419,997	$197,234
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,254	$7,657
Accrued expenses and other current liabilities	6,827	7,145
Accrued compensation	15,669	10,050
Deferred revenue, current	78,582	63,957
Total current liabilities	106,332	88,809
Deferred revenue, non-current	2,042	147
Other liabilities	7,132	4,185
Total liabilities	115,506	93,141
Redeemable convertible preferred stock	—	173,023
Stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in-capital	473,308	59,938
Accumulated other comprehensive loss	(50)	—
Accumulated deficit	(168,767)	(128,868)
Total stockholders’ equity (deficit)	304,491	(68,930)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$419,997	$197,234

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2019	2018
Cash flows from operating activities
Net loss	(39,899)	$(34,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,675	1,254
Amortization of deferred contract costs	5,499	3,055
Stock-based compensation	19,392	15,862
Warrant issued in conjunction with charitable contribution	—	6,217
Other	(383)	664
Changes in operating assets and liabilities:
Accounts receivable	4,333	(6,245)
Deferred contract costs	(10,945)	(8,924)
Prepaid expenses and other assets	(4,864)	(2,448)
Accounts payable	(1,386)	319
Accrued expenses and other liabilities	2,464	2,127
Accrued compensation	5,619	2,840
Deferred revenue	16,520	13,577
Net cash used in operating activities	(1,975)	(6,236)
Cash flows from investing activities
Purchases of property and equipment	(3,190)	(3,078)
Capitalized internal-use software costs	—	(224)
Purchases of held-to-maturity investments	(45,736)	—
Proceeds from held-to-maturity of investments	8,950	—
Purchases of available-for-sale investments	(132,706)	—
Net cash used in investing activities	(172,682)	(3,302)
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	89,819
Proceeds from initial public offering, net of underwriters' discounts and commissions	220,086	—
Payments of costs related to initial public offering	(5,603)	—
Proceeds from repayment of promissory note	515	—
Proceeds from issuance of common stock upon exercise of stock options	5,750	1,305
Proceeds from early exercised stock options, net of repurchases	—	2,234
Proceeds from issuance of common stock upon exercise of warrant	—	473
Employee payroll taxes paid related to net share settlement of restricted stock units	(14)	—
Net cash provided by financing activities	220,734	93,831
Net increase in cash, cash equivalents and restricted cash	46,077	84,293
Cash, cash equivalents and restricted cash at beginning of year	130,323	46,451
Cash, cash equivalents and restricted cash at end of year	$176,400	$130,744

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31, 2019
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$6,634	$(303)	$6,331
Gross profit	36,116	303	36,419
Gross margin	84.5%	0.7%	85.2%
Operating expenses:
Research and development	12,619	(1,462)	11,157
Sales and marketing	27,425	(2,295)	25,130
General and administrative	12,765	(3,287)	9,478
Operating loss	(16,693)	7,347	(9,346)
Operating margin	(39.0)%	17.2%	(21.9)%
Net loss	$(15,265)	$7,347	$(7,918)
Net loss per share	$(0.20)		$(0.10)

	Three Months Ended October 31, 2018
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$4,599	$(71)	$4,528
Gross profit	26,630	71	26,701
Gross margin	85.3%	0.2%	85.5%
Operating expenses:
Research and development	14,578	(6,567)	8,011
Sales and marketing	18,738	(1,198)	17,540
General and administrative	9,264	(2,340)	6,924
Operating loss	(15,950)	10,176	(5,774)
Operating margin	(51.1)%	32.6%	(18.5)%
Net loss	$(15,375)	$10,176	$(5,199)
Net loss per share	$(0.71)		$(0.24)

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Nine Months Ended October 31, 2019
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$18,226	$(773)	$17,453
Gross profit	102,199	773	102,972
Gross margin	84.9%	0.6%	85.5%
Operating expenses:
Research and development	35,160	(3,760)	31,400
Sales and marketing	72,378	(6,084)	66,294
General and administrative	38,464	(8,775)	29,689
Operating loss	(43,803)	19,392	(24,411)
Operating margin	(36.4)%	16.1%	(20.3)%
Net loss	$(39,899)	$19,392	$(20,507)
Net loss per share	$(0.65)		$(0.33)

	Nine Months Ended October 31, 2018
	GAAP	Stock-based Compensation(1)	Non-GAAP
Cost of revenue	$12,396	$(202)	$12,194
Gross profit	71,597	202	71,799
Gross margin	85.2%	0.2%	85.5%
Operating expenses:
Research and development	30,101	(7,680)	22,421
Sales and marketing	47,351	(2,964)	44,387
General and administrative	30,052	(11,233)	18,819
Operating loss	(35,907)	22,079	(13,828)
Operating margin	(42.7)%	26.3%	(16.5)%
Net loss	$(34,534)	$22,079	$(12,455)
Net loss per share	$(1.63)		$(0.59)
(1) Stock-based compensation expense above includes $6.2 million of non-cash charitable contribution expense.
______________
Note: Certain figures in the tables above may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$3,432	$2,811	$(1,975)	$(6,236)
Less:
Purchases of property and equipment	(1,171)	(2,514)	(3,190)	(3,078)
Capitalization of internal-use software	—	(132)	—	(224)
Free cash flow	$2,261	$165	$(5,165)	$(9,538)
Net cash used in investing activities	(135,967)	(2,646)	(172,682)	(3,302)
Net cash provided by financing activities	2,566	90,999	220,734	93,831
Free cash flow margin	5.3%	0.5%	(4.3)%	(11.4)%